EXHIBIT 99.1

GETTY IMAGES REPORTS FINANCIAL RESULTS FOR THE THIRD QUARTER OF 2003

Produces Record Revenue, Operating Margin, Net Income and Earnings Per Diluted Share

•	Revenue grew 11 percent
•	Operating margin expanded to 20.8 percent from 12.7 percent
•	Reported earnings per diluted share increased to $0.16 from $0.13
•	Exclusive of debt extinguishment costs of $0.12 per diluted share, earnings per diluted share increased to $0.28 from $0.13

SEATTLE, October 22, 2003 – Getty Images, Inc. (NYSE:GYI), the world’s leading imagery company, today reported results for the third quarter ended September 30, 2003. Revenue grew 10.6 percent to $130.8 million, compared to $118.2 million in the third quarter of 2002, including a 5.6 percent benefit from foreign currency translation. Operating income for the third quarter of 2003 grew 80.7 percent to $27.2 million, or 20.8 percent of revenue, compared to $15.0 million, or 12.7 percent of revenue, in the same quarter last year.

Net income was $9.4 million, or $0.16 per diluted share, compared to $6.8 million, or $0.13 per diluted share, for the third quarter of 2002. Results for the third quarter of 2003 included debt extinguishment costs of $11.8 million, or $0.12 per diluted share on an after-tax basis, related to the redemption on July 10 of $250 million of 5 percent convertible notes at par plus a premium of 2.9 percent, as well as the unamortized debt issuance costs on these notes. Excluding the debt extinguishment costs of $0.12 per diluted share, net income rose 145 percent to $16.7 million, or $0.28 per diluted share, for the third quarter of 2003, compared to $6.8 million, or $0.13 per diluted share, for the third quarter of last year.

“Our results for the third quarter underscore the strong execution we have demonstrated throughout 2003. We achieved record revenue, driven by our pricing power, positive currency effects and the continued success of several of our key initiatives for 2003, including the revitalization of our royalty-free stock photography and growth of our news, sports and entertainment business,” said Jonathan Klein, Getty Images’ co-founder and CEO. “I am particularly pleased that in September, we began to see a tangible increase in customer activity. We are encouraged by this early sign of an improving business climate in the markets we serve.”

Revenue for the nine months ended September 30, 2003, was $388.8 million, a 12.6 percent increase over the $345.3 million reported for the same period in 2002, and included a 6.3 percent benefit from foreign currency translation. Operating income for the first nine months of 2003 was up 119 percent to $74.9 million, compared to $34.3 million for the same period of 2002. For the nine months ended September 30, 2003, reported net income was $35.8 million, or $0.62 per diluted share, compared to $14.0 million, or $0.25 per diluted share. Exclusive of debt extinguishment costs of $0.12 per diluted share, net income increased more than 200 percent to $43.0 million, or $0.74 per diluted share, for the nine months ended September 30, 2003, compared to $14.0 million, or $0.25 per diluted share in the same period of 2002.

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Getty Images, Inc.

Third Quarter 2003 Financial Results

Cash and short-term investment balances were $244.7 million at September 30, 2003, up from $116.8 million at December 31, 2002.

For the first nine months of 2003, net cash provided by operating activities was $103.2 million, compared to $65.2 million for the first nine months of 2002. The acquisition of property and equipment was $22.5 million for the first nine months of 2003, compared to $28.9 million for the same period of 2002.

Business Outlook

The following forward-looking statements reflect Getty Images’ expectations as of October 22, 2003. The company intends to continue its practice of not updating forward-looking statements until the next quarterly results announcement, other than in publicly available statements.

For the fourth quarter of 2003, the company expects to report revenue in the range of $124 million to $128 million and earnings per diluted share of $0.24 to $0.27.

For 2003, the company expects revenue in the range of $513 million to $517 million and earnings per diluted share, including debt extinguishment costs of $0.12 per diluted share, of $0.86 to $0.89. Excluding debt extinguishment costs of $0.12 per diluted share, the company expects earnings per diluted share of $0.98 to $1.01 for 2003.

Webcast information

The company will host a conference call today at 2:00 pm PT. The dial-in number is 800.289.0572 (North America) or 913.981.5543 (international), confirmation number 355791. There will be a live webcast of the conference call, which can be accessed from the Investors page in the About Us section of the Getty Images Web site at www.gettyimages.com. The company will also provide a replay of the conference call at 888.203.1112 (North America) or 719.457.0820 (international), confirmation number 355791, until Friday, October 24, at 9:00 pm PT. The webcast will be archived on the Getty Images Web site and will be available until October 22, 2004.

Some of the statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, assumptions and projections about Getty Images and its industry as of the time the statements are made. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause our actual results to differ materially from our past performance and our current expectations, assumptions and projections. Differences may result from actions taken by the company as well as from risks and uncertainties beyond the company’s control. These risks and uncertainties include, among others, the risks associated with changes in the economic, political, competitive and technological environments, and the risks associated with system security and service interruptions. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review the reports filed by Getty Images with the Securities and Exchange Commission, in particular our Form 10-Q for the quarter ended June 30, 2003, and Annual Report on Form 10-K for the year ended December 31, 2002. Except as required by law, Getty Images undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or other events.

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Getty Images, Inc.

Third Quarter 2003 Financial Results

About Getty Images

Getty Images is the world’s leading imagery company, creating and providing the largest and most relevant collection of still and moving images to communication professionals around the globe. From sports and news photography to archival and contemporary imagery, Getty Images’ products are found each day in newspapers, magazines, advertising, films, television, books and Web sites. Getty Images’ Web site, www.gettyimages.com, is the first place customers turn to search, purchase and download powerful imagery. Seattle-headquartered Getty Images is a global company, and has customers in more than 50 countries.

Contacts:
Investors:	Media:
Kira Bacon	Deb Trevino
Vice President, Investor Relations	Senior Vice President, Communications
206.925.6448	206.925.6474
kira.bacon@gettyimages.com	deb.trevino@gettyimages.com

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Getty Images, Inc.

Third Quarter 2003 Financial Results

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2003	2002	2003	2002
	(In thousands, except per share amounts)
Sales	$130,775	$118,189	$388,814	$345,339
Cost of sales	37,062	33,449	110,700	93,534

Gross profit	93,713	84,740	278,114	251,805

Selling, general and administrative expenses	51,547	51,564	156,703	156,916
Depreciation	13,826	15,073	43,563	46,137
Amortization, including $1.7 million and $9.6 million of catalogs in 2002	1,123	3,070	2,998	13,689
Other operating expenses (income)	59	—	(16)	812

Operating expenses	66,555	69,707	203,248	217,554

Income from operations	27,158	15,033	74,866	34,251
Debt extinguishment costs	(11,777)	—	(11,777)	—
Interest expense	(1,204)	(3,505)	(8,856)	(11,660)
Interest income	1,501	515	2,922	1,078
Exchange (losses) gains, net	(56)	(409)	1,668	(144)
Other expenses, net	(42)	(25)	(40)	(30)

Income before income taxes	15,580	11,609	58,783	23,495
Income tax expense	(6,138)	(4,793)	(22,945)	(9,526)

Net income	$9,442	$6,816	$35,838	$13,969

Earnings per share
Basic	$0.17	$0.13	$0.65	$0.26
Diluted	0.16	0.13	0.62	0.25

Shares used in computing earnings per share
Basic	56,037	53,525	54,974	52,871
Diluted	59,456	54,217	58,259	55,207

Getty Images, Inc.

Third Quarter 2003 Financial Results

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	SEPTEMBER 30, 2003	DECEMBER 31, 2002
	(In thousands)
ASSETS
Current assets
Cash and cash equivalents	$156,188	$76,105
Short-term investments	88,533	40,698
Accounts receivable, net	75,661	73,006
Inventories	738	1,615
Prepaid expenses	9,832	6,925
Deferred income taxes, net	11,098	11,147
Other current assets	1,064	3,493

Total current assets	343,114	212,989
Property and equipment, net	121,705	140,666
Goodwill	607,342	603,011
Identifiable intangible assets, net	16,683	18,606
Deferred income taxes, net	27,601	44,911
Other long-term assets	11,742	4,872

Total assets	$1,128,187	$1,025,055

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$56,504	$56,207
Accrued expenses	39,655	46,770
Income taxes payable	4,816	8,101

Total current liabilities	100,975	111,078
Long-term debt	265,000	244,739
Other long-term liabilities	3,347	1,285

Total liabilities	369,322	357,102

Stockholders’ equity
Common stock	562	539
Additional paid-in capital	1,055,059	1,007,015
Deferred compensation	(564)	(906)
Accumulated deficit	(303,432)	(339,270)
Accumulated other comprehensive income	7,240	575

Total stockholders’ equity	758,865	667,953

Total liabilities and stockholders’ equity	$1,128,187	$1,025,055

Getty Images, Inc.

Third Quarter 2003 Financial Results

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

NINE MONTHS ENDED SEPTEMBER 30,	2003	2002
	(In thousands)
Cash flows from operating activities
Net income	$35,838	$13,969
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	43,563	46,137
Deferred income taxes	17,739	2,240
Debt extinguishment costs	11,777	—
Bad debt expense	3,120	5,412
Amortization of identifiable intangible assets	2,998	13,689
Amortization of debt issuance costs	1,163	1,546
Other items	671	145
Changes in assets and liabilities, net of effects of business acquisitions
Accounts receivable	(2,672)	(8,925)
Accounts payable	(2,100)	(176)
Accrued expenses	(9,073)	(7,041)
Income taxes	(2,948)	522
Other	3,101	(2,309)

Net cash provided by operating activities	103,177	65,209

Cash flows from investing activities
Acquisition of available-for-sale investments	(62,543)	—
Acquisition of property and equipment	(22,503)	(28,944)
Proceeds from the maturity of held-to-maturity investments	14,238	—
Acquisition of businesses, net of cash acquired	(3,486)	—
Proceeds from disposition of assets	300	—
Acquisition of identifiable intangible assets	(56)	(912)
Acquisition of held-to-maturity investments	—	(28,598)
Other	14	65

Net cash used in investing activities	(74,036)	(58,389)

Cash flows from financing activities
Proceeds from issuance of long-term debt	265,000	15,000
Repayment of debt	(250,000)	(20,046)
Proceeds from issuance of common stock	48,067	18,186
Debt issuance costs	(7,288)	(714)
Payment on debt extinguishment	(7,142)	—

Net cash provided by financing activities	48,637	12,426

Effects of exchange rate differences	2,305	1,824

Net increase in cash and cash equivalents	80,083	21,070
Cash and cash equivalents, beginning of period	76,105	46,173

Cash and cash equivalents, end of period	$156,188	$67,243